EXHIBIT 32.1


                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the accompanying Annual Report of Flickering Star Financial, Inc. (the "Company") on Form 10-KSB for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ginger B. Quealy, President and Chief Executive Officer of the Company, hereby certifies for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code, that:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Dated: December 02, 2005                  By: /s/ GINGER B. QUEALY
                                          _____________________________________
                                          Ginger B. Quealy
                                          President and Chief Executive Officer
                                          and Director



A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING, OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO FLICKERING STAR FINANCIAL, INC., AND WILL BE RETAINED BY FLICKERING STAR FINANCIAL, INC., AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.